UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 23rd Street New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01        Other Events.

On January 30, 2019, Blue Apron Holdings, Inc. (the “Company”) announced that it is transferring a substantial portion of the production volume from its Arlington, Texas fulfillment center (the “Arlington Facility”) to its Linden, New Jersey fulfillment center, the Company’s largest and most efficient facility.  As a result, the Company notified employees at the Arlington Facility that it will be modifying production shift schedules (the “New Schedules”) in accordance with a sixty (60)-day transition plan; the New Schedules are expected to go into effect on or around April 1, 2019.  The Arlington Facility will continue to serve customers in several geographic regions.

Most hourly employees at the Arlington Facility who wish to receive a position under the New Schedules will need to apply and be selected for such a position.  The employment of employees who do not apply, or otherwise do not receive and accept an offer, for a position under the New Schedules will be terminated.  In addition, a small number of salaried employees will be terminated.  The foregoing is referred to herein as the “Arlington Facility Restructuring.”

As a result of the Arlington Facility Restructuring, the Company expects to incur approximately $1.0 million in restructuring costs, consisting of employee-related and other exit costs, primarily in cash expenditures, in the first and second quarters of 2019, and to generate annual savings of approximately $7.0 million beginning in the third quarter of 2019, including approximately $4.0 million in cost of goods sold, excluding depreciation and amortization, and approximately $3.0 million in product, technology, general and administrative expenses.

On January 30, 2019, Bradley J. Dickerson, Chief Executive Officer of the Company, sent a letter to employees of the Company with respect to the Arlington Facility Restructuring, the text of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Letter from Bradley J. Dickerson, Chief Executive Officer, to Company Employees, dated January 30, 2019.

Forward-Looking Statements

This Form 8-K includes statements concerning the Company and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions.  Forward-looking statements in this Form 8-K include, but are not limited to, the amount of expenditures that may be made or costs that may be incurred by the Company in connection with the Arlington Facility Restructuring. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could contribute to such differences include the Company’s possible changes in the size and components of the expected costs and charges associated with the Arlington Facility Restructuring; risks associated with the Company’s ability to achieve the benefits of the Arlington Facility Restructuring; risks resulting from the Arlington Facility Restructuring, including, but not limited to, further employee attrition and adverse effects on the Company’s operations; the Company’s anticipated growth strategies, including its decision to prioritize customer segments within the direct-to-consumer business; the Company’s ability to execute on its multi-product, multi-channel growth strategy; its expectations regarding competition and its ability to effectively compete; its ability to expand its product offerings, strategic partnerships and distribution channels; its ability to cost-effectively attract new customers, retain existing customers and increase the number of customers it serves; its amount of indebtedness and ability to fulfill its debt-related obligations; its ability to comply with the covenants in its revolving credit facility; seasonal trends in customer behavior; its expectations regarding, and the stability of, its supply chain; the size and growth of the markets for its product offerings and its ability to serve those markets; federal and state legal and regulatory developments; other anticipated trends and challenges in its business; and the risks more fully described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in other filings that the Company may make with the SEC in the future.  The forward-looking statements in this Form 8-K are based on information available to the Company as of the date hereof.  The Company assumes no obligation to update any forward-looking statements contained in this Form 8-K as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: January 30, 2019	By:	/s/ Benjamin C. Singer
Benjamin C. Singer
General Counsel and Secretary